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                                                                 EXHIBIT 5(b)(1)



                           AIM EQUITY FUNDS, INC.
                             (AIM Charter Fund)
                          (AIM Constellation Fund)
                            (AIM Weingarten Fund)

                        MASTER SUB-ADVISORY AGREEMENT


        THIS AGREEMENT is made as of this 28th day of February, 1997, by and between A I M Advisors, Inc., a Delaware corporation (the "Advisor") and A I M Capital Management, Inc., a Texas corporation (the "Sub-Advisor").


                                  RECITALS

        WHEREAS, AIM Equity Funds, Inc. (the "Company") is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company;

        WHEREAS, the Advisor is registered under the Investment Advisers Act of 1940 (the "Advisers Act"), as amended, as an investment advisor and engages in the business of acting as an investment advisor;

        WHEREAS, the Sub-Advisor is registered under the Advisers Act, as amended, as an investment advisor and engages in the business of acting as an investment advisor;

        WHEREAS, the Company's charter authorizes the Board of Directors of the Company to classify or reclassify authorized but unissued shares of the Company, and as of the date of this Agreement, the Company's Board of Directors has authorized the issuance of six series of shares representing interests in six investment portfolios: AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Capital Development Fund, AIM Charter Fund, AIM Constellation Fund and AIM Weingarten Fund (such series, together with any future series, are collectively referred to herein as the "Portfolios");

        WHEREAS, the Advisor has entered into a Master Investment Advisory Agreement of even date herewith with the Company (the "Investment Advisory Agreement"), pursuant to which the Advisor shall act as investment advisor with respect to the Portfolios; and

        WHEREAS, pursuant to Section 3 ("Delegation of Responsibilities") of the Investment Advisory Agreement, the Advisor wishes to retain the Sub-Advisor for purposes of rendering advisory services to the Advisor in connection with the AIM Constellation Fund, AIM Weingarten Fund, and AIM Charter Fund (the "Funds"), upon the terms and conditions hereinafter set forth;

        NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

        1. Appointment of Sub-Advisor. The Advisor hereby appoints the Sub-Advisor to render investment research and advisory services to the Advisor with respect to the Funds, under the supervision of the Advisor and subject to the approval and direction of the Company's Board of



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Directors, and the Sub-Advisor hereby accepts such appointment, all subject to the terms and conditions contained herein.

        2.  Investment Analysis.  The duties of the Sub-Advisor shall include:

                (a) obtaining and evaluating pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Funds, and whether concerning the individual issuers whose securities are included in the Funds or the activities in which such issuers engage, or with respect to securities which the Sub-Advisor considers desirable for inclusion in the Funds' investment portfolios;

                (b) determining which issuers and securities shall be represented in the Funds' investment portfolios and regularly reporting thereon to the Advisor and, at the request of the Advisor, to the Company's Board of Directors; and

                (c) formulating and implementing continuing programs for the purchases and sales of the securities of such issuers and regularly reporting thereon to the Advisor and, at the request of the Advisor, to the Company's Board of Directors.

        3. Control by Board of Directors. Any investment program undertaken by the Sub-Advisor pursuant to this Agreement, as well as any other activities undertaken by the Sub-Advisor with respect to the Funds, shall at all times be subject to any directives of the Board of Directors of the Company.

        4. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Advisor shall at all times conform to:

                (a) all applicable provisions of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

                (b) the provisions of the registration statement of the Company, as the same may be amended from time to time, under the Securities Act of 1933 and the 1940 Act;

                (c) the provisions of the corporate charter of the Company, as the same may be amended from time to time;

                (d) the provisions of the by-laws of the Company, as the same may be amended from time to time; and

                (e)  any other applicable provisions of state or federal law.

        5. Compensation. The Advisor shall pay to the Sub-Advisor, as compensation for services rendered hereunder to a Fund, an annual fee, payable monthly, equal to 50% of the fee received by the Advisor from the Company with respect to such Fund pursuant to the Investment Advisory Agreement.

        6. Expenses of the Funds. All of the ordinary business expenses incurred in the operations of the Funds and the offering of its shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. These expenses borne by the Funds include but are not limited to brokerage commissions, taxes, legal, auditing, or governmental fees, the cost of preparing share



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certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to directors and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Company on behalf of the Funds in connection with membership in investment company organizations and the cost of printing copies of the prospectuses and statements of additional information distributed to the Funds' shareholders.

        7. Non-Exclusivity. The services of the Sub-Advisor to the Advisor with respect to the Company and the Funds are not deemed to be exclusive, and the Sub-Advisor shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers and directors of the Sub-Advisor may serve as officers or directors of the Advisor or of the Company, and that officers or directors of the Advisor or of the Company may serve as officers or directors of the Sub-Advisor to the extent permitted by law; and that the officers and directors of the Sub-Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

        8. Term and Approval. This Agreement shall become effective with respect to a Fund if approved by the shareholders of such Fund, and if so approved, this Agreement shall thereafter continue in force and effect until February 28, 1999, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

                (a)(i) by the Company's Board of Directors or (ii) by the vote of "a majority of the outstanding voting securities" of such Fund (as defined under Section 2(a)(42) of the 1940 Act); and

                (b) by the affirmative vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Company directors), by votes cast in person at a meeting specifically called for such purpose.

        9. Termination. This Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by vote of the Company's Board of Directors or by vote of a majority of such Fund's outstanding voting securities, or by the Advisor, or by the Sub-Advisor on sixty (60) days' written notice to the other party and to the Company. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act.

        10. Liability of Sub-Advisor and Indemnification. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Advisor or any of its officers, directors or employees, the Sub-Advisor shall not be subject to liability to the Advisor for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

        11. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice, with a copy to the Company. Until further notice, it is agreed that the address of the Company, that of



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the Advisor and that of the Sub-Advisor shall be Eleven Greenway Plaza, Suite
1919, Houston, Texas 77046.

        12. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers as of the day and year first written above.


                                         A I M ADVISORS, INC.
Attest:

/s/ DAVID L. KITE                        By: /s/ ROBERT H. GRAHAM
----------------------------------          ----------------------------------
        Assistant Secretary                            President

(SEAL)


                                         A I M CAPITAL MANAGEMENT, INC.
Attest:

/s/ OFELIA M. MAYO                       By: /s/ GARY T. CRUM
----------------------------------          ----------------------------------
        Assistant Secretary                            President

(SEAL)



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